UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 26, 2021

Bakhu Holdings, Corp.

(Exact name of Company as specified in its charter)

Nevada	000-55862	26-0510649
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
One World Trade Center, Suite 130 Long Beach, CA 90831 (Address of Principal Executive Offices) (310) 891-1959 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
N/A

FORWARD LOOKING STATEMENTS

The following discussion, in addition to the other information contained in this Current Report, should be considered carefully in evaluating our prospects. This Report (including without limitation the following factors that may affect operating results) contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”) regarding us and our business, financial condition, results of operations and prospects. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements but are not the exclusive means of identifying forward-looking statements in this Report. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

ADDITIONAL INFORMATION

You are urged to read this Current Report carefully. This Current Report is not all-inclusive and does not contain all the information that you may desire in evaluating the Company. You must conduct and rely on your own evaluation of the Company, including the merits and risks involved in making a decision to invest in our stock. No representations or warranties of any kind are intended nor should any be inferred with respect to the economic viability of the Company or with respect to any benefits, which may accrue as a result of an investment in the Company. The Company does not in any way represent, guarantee or warrant an economic gain or profit with regard to our business. We do not in any way represent or warrant the advisability of investing in our stock. Any projections, forecasts, or other forward-looking statements or opinions contained in this Current Report constitute estimates by us based upon sources deemed to be reliable, but the accuracy of this information is not guaranteed nor should you consider the information all-inclusive.

As used in this Current Report and unless otherwise indicated, the terms “we,” “us,” “our,” the “Company,” and “we” refer to Bakhu Holdings Corp.

Item 8.01 Other Events

OPERATIONS UPDATE

Effect of Successful Efficacy Demonstration

With the successful completion of the Efficacy Demonstration with five bioreactors producing cannabinoids in excess of applicable technical requirements, we believe we are positioned to launch efforts to sublicense the technology to third parties to construct cannabinoid production plants for commercial production and sale, thereby leading to recurring revenue for us. This will be a significant shift in the level of activity and the nature of our operations that will require corresponding expansion of our executive and management, financial, technical, and complementary resources over the coming months.

Executive and Management Expansion

Because of our limited activities to date, our board of directors has not included independent directors. We intend to recruit and add independent directors over the coming months to broaden the expertise and resources of our board. As part of these efforts, we will consider the requirements of securities exchanges and markets that we have a majority of our board comprised on independent directors to support an application to up-list our securities.  We expect that any people we recruit as directors will require cash and equity incentive compensation, which will require additional funding.

As we plan to expand proposed operations, we also will require additional full-time executive and related administrative staff so that we reduce our reliance on consultants. We anticipate that additional recruits will include full-time chief executive, financial, technical, and marketing executives as well as supporting administrative personnel and consultants.  As we roll-out our marketing efforts to sell technology sublicenses, we will need to recruit and train marketing and sales personnel to develop marketing strategies and materials and begin the sales effort, eventually leading to a sales team to market sublicenses nation-wide and in Canada.. We anticipate that several months may be required to establish an initial sales force capable of planning and implementing the desired sales campaign over the next year or more.

We will need to comply with myriad federal and state regulatory requirements in order sell sublicenses, which will require us initially to engage professionals such attorneys, compliance experts, and others and eventually to establish internal capabilities and expertise to sell, train, and support sublicensees. Sublicenses that we offer will be complicated, long-term commercial relationships involving highly complex technical matters, significant capital commitments, and long-term payments. We are establishing proposed template sublicenses and other required agreements and anticipate that we will continue to incur substantial costs of external and internal experts as we enter state or provincial markets and negotiate with a growing number of prospective sublicensees and others.

We believe that we will require a technical team, led by experienced, PhD level scientists, to provide technical support for the sublicense marketing effort and the sublicensees’ production plant construction and operation and continue a robust program to further refine and expand the technology, expand its possible applications within our master license scope, and undertake related activities.

We will incur substantial costs as we undertake these efforts.

Our Sublicense Marketing Strategy

We will focus our initial efforts to sell licenses to multi-state operators in those states that have legalized cannabinoids for both medical and recreational uses.  This includes large population states such as California, Florida, Illinois, and Pennsylvania, as well as states such as New Jersey, Connecticut, and Colorado, which have smaller populations.  In addition to states that have legalized both recreational and medical uses for cannabinoids, we will market in states where only medical uses are permitted. In addition, we will develop a paced strategy that we may launch in states that have pending legislation that we predict, based on public information, may be passed in succeeding months to open additional marketing opportunities. We will continually monitor both state and federal legislative activity as a guide to future marketing strategies and planning.

In some states in which the production and sale of cannabinoids has been legal for some time, we may focus our marketing efforts on third-party candidates with existing cannabis-licensed production and manufacturing capabilities and established distribution channels.  We will emphasize to these firms as well as potential new entrants into cannabinoid production what we believe to be the benefits of plant cell concentrate cannabinoid production, including advantageous production costs and reduced capital costs and physical footprint. Many of the larger existing cannabinoid producers and well as prospective new entrants will likely have substantially larger financial, technical, and managerial resources than are available to us and may, therefore, have a stronger bargaining position.

Our marketing efforts will likely need to overcome anticipated skepticism about our newly developed production system that relies on technology that has only been tested and demonstrated by us on a limited basis, particularly in view of the initial fee and the projected several million dollar plant construction cost and pharmaceutical-level complexity. The technology has not heretofore been used to produce and sell cannabinoids in commercial quantities.  Accordingly, we may need to obtain additional third-party confirmation on various components of, or all of, our process, which may require substantial additional time and costs. We expect that it may take several months to successfully sell sublicenses and many more months before sublicensees are able to complete plant construction and commence production in order to generate recurring royalty revenue for us.

Sublicensee Support

Our proposed sublicenses will require an initial payment and recurring royalty revenue based on royalties on production, with agreed minimums. As an important initial component of the sublicense relationship, we will need to transfer sufficient knowledge of the sublicensed technology to enable the sublicensee to design, construct, and place into operation a commercial scale cannabinoid production facility. The sublicensed technology is complex and requires sophisticated equipment and precise operating conditions and skill, similar to pharmaceutical-level production facilities. We anticipate that we will incur substantial internal costs to transfer the knowledge and support these initial sublicensee activities, not all of which will likely be reimbursed fully by the sublicensees in initial payments. Further, as sublicensees commence commercial production, sublicensee may encounter additional operational problems that may require our assistance in order to maximize production and, therefore, royalty revenue to us.  Again, sublicensees may not fully reimburse us for these costs.

We will need to establish appropriate reporting and monitoring systems to assure that sublicensees timely and fully meet their royalty payment and cost reimbursement obligations. This will likely include internal systems as well as on-site examination. These costs will generally not be borne by sublicensees but will be part of our continuing operating costs.

Laboratory Support

While the successful completion of the Efficacy Demonstration has proved that our licensed technology can be used to produce cannabinoids at commercial scale, we believe our planned commercialization of this technology through granting sublicenses would be enhanced by further laboratory work to more fully document the details of the process to enhance our ability to transfer our intellectual property to sublicensees.  Additionally, the planned laboratory support will focus on refining the proprietary knowledge developed during the testing process to support obtaining patent or other intellectual property protection, improving the process’ efficiency and economy, supporting the sublicensing effort and sublicensee’s operations, and accomplishing related matters.

Liquidity and Capital Requirements

We currently do not have the liquidity or capital resources to undertake the planned activities outlined above. The nature and extent of our requirements exceed our previous primary source of liquidity, which consisted of a combination of short and long-term loans and through the private placement of our common stock.

We estimate that the above activities will require expenditures of from $12 to $15 million over the next 18 to 24  months, which we will allocate among expanding personnel, establishing and operating a laboratory, marketing sublicenses, sublicensee support, and general corporate operating capital.

We cannot assure that we will be able to obtain the required amounts of additional capital through the sale of our common stock or other means. Any reduction in the amount of capital actually obtained will correspondingly require to again evaluate our priorities and the amounts of our planned expenditures and reduce or delay our planned activities accordingly, which would delay our goal of achieving revenues.  The sale of additional shares of common stock at below market prices would dilute the interest of current stockholders.

Based on the results of the Efficacy Demonstration, we are obligated to issue to Cell Science, a related party from which we licensed the intellectual property that we propose to sublicense, a one year promissory note for $3.5 million, less certain credits, payments, and other adjustments that we are now calculating.  We may use proceeds from any capital that we may raise to pay this promissory when due in one year.

No one has agreed or committed to purchase any of our common stock, and we cannot assure that we will successfully obtain the required additional capital through the sale of common stock or other means.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKHU HOLDINGS CORP.

Date: July 26, 2021	/s/ Thomas K Emmitt
By: Thomas K. Emmitt Its: President and Chief Executive Officer (Principal Executive Officer)